EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Nos. 333-20165, 333-20167, 333-64083, 333-68176, and 333-152573 on Form S-8 of our reports dated March 12, 2009, relating to (1) the 2008 and 2007 financial statements and financial statement schedules and the retrospective adjustments to the 2006 financial statements and financial statement disclosures of Northwest Pipe Company and subsidiaries (the “Company”) which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments to the 2006 consolidated financial statements for the change in the segments of the Company discussed in Note 16 and (2) the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, appearing in this Annual Report on Form 10-K of Northwest Pipe Company and subsidiaries for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Portland, Oregon

March 12, 2009